                               SEVERANCE AGREEMENT

                  This Severance Agreement (this "Agreement") is entered into this 24th day of November, 2000, by and between CORILLIAN CORPORATION, an Oregon corporation, and its subsidiaries and divisions (the "Company") and _________ __________ ("Participant").

                                    RECITALS

                  A. Participant serves as an employee of Hatcher Associates, Inc., a California corporation and subsidiary of the Company ("Hatcher").

                  B. The Company agreed to enter into this Agreement with Participant in connection with its purchase of all outstanding capital stock of Hatcher.

                                    AGREEMENT

                  1. SEVERANCE; TERMINATION OF AGREEMENT. Subject to the terms and conditions in this Agreement, the Company will pay Participant any accrued bonuses or commissions through the date of termination and one-half of Participant's Base Salary within 5 business days after the satisfaction of the conditions set forth in Section 3 if such Participant's employment with the Company and all of its subsidiaries or affiliates is terminated (i) by the Company for any reason other than Cause or (ii) by the Participant for Good Reason. No payment will be made hereunder if a Participant's employment terminates because of his or her Disability or death. Payment under this Section will be in lieu of any amount that may be otherwise owed to a Participant for the loss of employment. The payment referred to above is not intended to preclude other compensation or benefits as may be authorized by the Board of Directors of the Company, from time to time. "Base Salary" means the annual base salary of Participant, payable at the annualized rate by the Company, in effect at the time of his or her termination. This Agreement and all rights of Participant hereunder will terminate upon the first anniversary of this Agreement.

                           "CAUSE" means dishonesty, fraud, misconduct,
                  unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Compensation Committee of the Company, and its determination shall be conclusive and binding.

                            "DISABILITY" means a mental or physical impairment
                  of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity.

                            "GOOD REASON" means (i) a material diminution in the
                  Participant's duties, responsibilities or title or (ii) a reduction in Participant's Base Salary or other benefits, except, with respect to other benefits, if such benefits are reduced for other similarly situated employees of the Company.

                  2. TERMINATION FOR CAUSE PROCEDURE. To terminate a Participant's employment under this Agreement for Cause, the Company must give Participant a notice of termination that (a) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under this Plan and (b) specifies the date of termination (which date shall be not more than 15 days after the giving of such notice). Participant will have an opportunity to be heard by giving written notice to the Company within five business days after the date of termination specified in the Company's notice of termination. A termination is final in all respects on the date three days following an opportunity to be heard by Participant's supervisors and written notice to the Participant that such employee's service is terminated. The failure by the Company to set forth in the notice of termination any fact or circumstance that contributes to a showing of grounds for Cause will not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

                  3. RELEASE. As a condition to the entitlement to and receipt of any payments under this Agreement, after termination, but at least eight days before any payments are due, Participant must execute and deliver the Release attached hereto as Exhibit A. To receive payments under this Agreement, the Release must not have been rescinded or revoked as permitted thereby.

                  4. RELATIONSHIP TO OTHER PLANS AND AGREEMENTS. The payments under this Agreement will not be offset by any amounts that Participant is entitled to receive under the Company's stock incentive plans or a retirement or pension plan qualified under Section 501 of the Internal Revenue Code of 1986, as amended (the "Code"). Payments under this Agreement will be offset by any other amounts received by Participant as severance or termination pay under any other plan or policy of the Company or any of its subsidiaries or affiliates. In addition, this Agreement will supersede and terminate any other agreements or plans, whether in writing or not, between the Company or any of its subsidiaries or affiliates and Participant with respect to severance payments or termination pay. Any payments under this Agreement will not in any way be counted or applied to increase benefit accruals or Company contributions or obligations under any other benefit plans or policies of the Company.

                  5. LIMITATION ON BENEFITS. Notwithstanding any other provision of this Agreement, in no event will Participant receive or be entitled to receive any amount in the aggregate under this Agreement and all other plans or agreements with the Company that constitutes or would constitute an "excess parachute payment" (as that term is defined in Section 280G of the Code).

         6. OTHER AGREEMENTS.

                  6.1. WITHHOLDING; DEDUCTIONS. All payments made under this Agreement will be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

                  6.2. OFFSETTING OBLIGATIONS. The Company's obligation to pay Participant the severance payments provided herein will be reduced by the amount of any obligations then owed by Participant to the Company and by any applicable amounts under Sections 4 and 5.

         7.  GENERAL PROVISIONS

                  7.1. ASSIGNMENT. This Agreement is a personal contract, and the rights, interests and obligations of Participant under this Agreement may not be sold, transferred, assigned, pledged or hypothecated, except that the Company's obligations under this Agreement may be delegated to any entity by contract or law that succeeds to all or substantially all of the Company's business or assets. The terms and conditions of this Agreement will inure to the benefit of and be binding upon any successor to the business of the Company and any of Participant's heirs and legal representatives.

                  7.2. AMENDMENTS; WAIVERS. Amendments, waivers, demands, consents and approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

                  7.3. INTEGRATION. This Agreement is the entire agreement between the parties pertaining to its subject matter, and supersedes all prior agreements and understandings of the parties in connection with the subject matter.

                  7.4. GOVERNING LAW. This Agreement is to be interpreted in accordance with the laws of the State of California. The Participant and the Company hereby expressly consent to the personal jurisdiction of the state and federal courts located in Los Angeles, California for any action or proceeding arising from or relating to this Agreement.

                  7.5. HEADINGS. Headings of sections are for convenience only and are not a part of this Agreement.

                  7.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which constitute one agreement.

                  7.7. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of each party and such party's respective heirs, personal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

                  7.8. EXPENSES. Each party will pay its own expenses in the negotiation and preparation of this Agreement.

                  7.9. REPRESENTATION BY COUNSEL; INTERPRETATION. Each party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement. This Agreement is to be construed as a whole and in accordance with its fair meaning. Any rule of law, including, but not limited to,
                  Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

                  7.10. NOTICES. Any notice to be given hereunder must be in writing and delivered to the following addresses (or to another address as either designates in writing). Such notice will be effective (a) if given by telecopy or if confirmed by return telecopy, (b) one business day after delivery through a generally recognized and reputable overnight courier or messenger for next day delivery or (c) if given by mail or any other means, when actually delivered to the address specified.

        IF TO THE COMPANY:                        IF TO PARTICIPANT:
        Corillian Corporation                     At the most recent address on
        3400 NW John Olsen Place                  the books and records of
        Hillsboro, OR 97124                       the Company for Participant
        Attention:  Erich J. Litch


                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               "Company"

                                                CORILLIAN CORPORATION



                                                By ____________________________

                                                Its ___________________________



                                                "Participant"

                                                _______________________________

                                    EXHIBIT B
                                RELEASE AGREEMENT


                  This Release Agreement (this "Agreement") is entered into this ___ day of _________, 20__, by and between Corillian Corporation, an Oregon corporation, and its subsidiaries and divisions (the "Company"), and ________________ ("Employee").

                                    RECITALS

         A. The Company and the Employee are parties to a Severance Agreement, dated as of ____________ ___, 2000 (the "Severance Agreement").

         B. Under the terms of the Severance Agreement, Employee agreed to enter into this Agreement.

         NOW, THEREFORE, for in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

                  1. SEVERANCE; RELEASE. In consideration of the payments to be made to Employee under the Severance Agreement, Employee, on Employee's own behalf and on behalf of Employee's descendants, dependents, heirs, executors, successors, assigns and administrators hereby (1) covenants not to sue, (2) fully releases and discharges, and (3) agrees to indemnify and hold harmless the Company and each of its related companies or entities, and each of its predecessors, successors, assigns, officers, directors, shareholders, representatives, attorneys, employees and agents, past and present, with respect to and from and against any and all claims, demands, obligations, causes of action, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, matured or unmatured, and whether or not concealed or hidden (collectively, the "Claims"), which Employee now owns or holds or has at any time heretofore owned or held or had, or may at any time own or hold or have, against the Company, including without limiting the generality of the foregoing, any Claims arising out of or in any way connected with any transactions, occurrences, acts or omissions regarding or relating to Employee's employment with the Company or any of its affiliates, or the termination of Employee's employment, including without limitation any claims arising from any alleged violation by the Company of any federal, state or local statutes, ordinances or common laws, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991, the Americans with Disabilities Act, and the Family and Medical Leave Act of 1993, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability.

                  2. ADEA WAIVER. Employee expressly acknowledges and agrees that, by entering into this Agreement, Employee is waiving any and all rights or claims that Employee may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Employee further expressly acknowledges and agrees to the following:

                  2.1. CONSIDERATION. In return for this Agreement, Employee will receive consideration beyond that which Employee was already entitled to receive before entering into this Agreement.

                  2.2. COUNSEL. Employee was orally advised by Company and was advised in writing to consult with an attorney before signing this Agreement.

                  2.3. REVOCATION. Employee was informed that Employee has seven
                  (7) days following the date of execution of this Agreement in which to revoke this Agreement.

                  3. WAIVER OF KNOWN AND UNKNOWN CLAIMS. In executing this Agreement, Employee intends to bar each and every claim, demand and cause of action specified above; in furtherance of this intention Employee hereby expressly waives any and all rights and benefits conferred upon Employee by any statutory provision and expressly agrees that this Agreement will be given full force and effect according to each and all of its express terms and provisions. This Agreement extends to unknown and unsuspected claims, demands and causes of action, if any, as well as to those relating to any other claims, demands and causes of action hereinabove specified. Employee makes this waiver with full knowledge of Employee's rights, after adequate opportunity to consult with legal counsel.

Employee acknowledges that Employee may hereafter discover claims or facts in addition to or different from those which Employee now knows or believes to exist with respect to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement may have materially affected this settlement. Nevertheless, Employee hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Employee hereby understands and acknowledges the significance and consequence of such release and waiver. Participant has been advised of the existence of Section 1542 of the California Civil Code, which provides:

                    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding such provision, this Agreement constitutes a full release in accordance with its terms. Participant knowingly and voluntarily waives the provisions of Section 1542, as well as any other statute, law, or rule of similar effect, and acknowledges and agrees that this waiver is an essential and material term of this Agreement, and without such waiver the severance payments to Participant would not have been paid.

                  4. INDEMNIFICATION. Employee warrants and represents that Employee has not previously assigned or transferred to any person not a party to this Agreement, any released matter or any part or portion thereof and Employee will defend, indemnify and hold harmless the Company from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

                  5.       GENERAL PROVISIONS.

                  5.1. DISCLAIMER OF LIABILITY. While this Agreement resolves all issues between the parties, as well as any future effects and consequences of any acts or omissions, it does not constitute an admission by any of the parties of any liability or wrongdoing. Nothing in this Agreement or any related document will be construed or admissible in any proceeding as evidence of liability or wrongdoing by the Company or Employee.

                  5.2. ADDITIONAL DOCUMENTATION AND COOPERATION WITH FURTHER PROCEEDINGS. From time to time and without charge or other consideration, the parties will execute such additional documentation, take any actions and cooperate in further proceedings in connection with carrying out and effectuating the intent and purpose of this Agreement and all transactions and things contemplated by this Agreement.

                  5.3. ASSIGNMENT. This Agreement is a personal contract, and the rights, interests and obligations of Employee under this Agreement may not be sold, transferred, assigned, pledged or hypothecated, except that this Agreement may be assigned by the Company to any corporation or other business entity that succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and that assumes the Company's obligations under this Agreement. The terms and conditions of this Agreement will inure to the benefit of and be binding upon any successor to the business of the Company and Employee's heirs and legal representatives.

                  5.4. AMENDMENTS; WAIVERS. Amendments, waivers, demands, consents and approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

                  5.5. INTEGRATION. This Agreement is the entire agreement between the parties pertaining to its subject matter, and supersedes all prior agreements and understandings of the parties in connection with such subject matter.

                  5.6. GOVERNING LAW. This Agreement is to be interpreted in accordance with the laws of the State of California.

                  5.7. HEADINGS. Headings of sections are for convenience only and are not a part of this Agreement.

                  5.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which constitute one agreement.

                  5.9. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of each party and such party's respective heirs, personal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

                  5.10. INTERPRETATION. This Agreement is to be construed as a whole and in accordance with its fair meaning. Any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

                  5.11. TIME IS OF THE ESSENCE. Time is of the essence in the performance of each and every term, provision and covenant in this Agreement.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    "Company"

                                    CORILLIAN CORPORATION


                                    By ____________________________

                                    Its ___________________________


                                   "Employee"


                                    --------------------------------